UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

IGI Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Lincoln Avenue, Buena, New Jersey	08310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On December 10, 2014, IGI Laboratories, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell $125 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2019 (the “Notes”) to Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as the initial purchasers (collectively, the “Initial Purchasers”). In addition, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $18.75 million aggregate principal amount of the Notes on the same terms and conditions. The Notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosure. The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

On December 16, 2014, the Company completed the sale of $125 million aggregate principal amount of the Notes pursuant to the terms of the Purchase Agreement. In connection with the sale of the Notes, the Company entered into an indenture by and between the Company and Wilmington Trust, National Association, as trustee (the “Indenture”) and issued the Notes pursuant thereto. The Notes bear interest at a rate of 3.75% per year, payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2015. The Notes will mature on December 15, 2019, unless earlier repurchased or redeemed by the Company or converted by holders, pursuant to the terms therein. Additionally, subject to certain conditions, the Company may redeem for cash any or all outstanding Notes on or after December 19, 2017 in an amount equal to the outstanding principal amount of such Notes, plus accrued and unpaid interest. No sinking fund is provided for the Notes. The Notes are the Company’s senior unsecured obligations and will not be guaranteed by any of the Company’s existing or future subsidiaries.

The initial conversion rate is 88.5716 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $11.29 per share). The initial conversion price represents a conversion premium of approximately 27.0% over the closing price of the Company’s common stock of $8.89 per share on December 10, 2014, as reported on the NYSE MKT. The conversion rate will be subject to adjustment if certain events occur, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a “make-whole fundamental change” (as defined in the Indenture) or the delivery by the Company of a notice of redemption, the conversion rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change or such notice of redemption will increase in certain circumstances.

Holders may convert their Notes at their option prior to September 15, 2019, when or if certain conditions have been met or circumstances have occurred, such as the Company’s stock price exceeds 130% of the conversion price under the Notes for a designated period of time, or the trading price of the Notes is, for a designated period of time, less than 98% of the closing sale price of the Company’s common stock multiplied by the then-current conversion rate, or certain other specified corporate events occur, or the Company calls Notes for redemption. In addition, holders may also convert their Notes at their option at any time on or after September 15, 2019 and prior to the close of business on the business day immediately preceding the stated maturity date.

The Indenture also contains other customary terms for transactions of this type, including a right of note holders, subject to certain conditions, to require the Company to repurchase the Notes in the event of a “fundamental change” (as defined in the indenture) involving the Company.

The Indenture also provides for customary events of default which include, without limitation, the following: default in any payment of interest which continues for a period of 30 days; default in the payment of principal of any note when due and payable (whether at stated maturity, upon any required purchase, upon redemption or otherwise); the Company’s failure to comply with its conversion obligations under the notes which continues for a period of five calendar days; certain defaults by the Company or any of its significant subsidiaries with respect to certain indebtedness in excess of $5.0 million; and certain events of bankruptcy, insolvency, or reorganization with respect to the Company or any of its significant subsidiaries.

The foregoing is a summary of the Notes and terms of the Indenture and is qualified in its entirety by reference to the text of the Indenture, which is included as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On December 17, 2014, the Company issued a press release announcing the closing of its offering of $125 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated December 16, 2014, by and between IGI Laboratories, Inc. and Wilmington Trust, National Association, as trustee.

10.1	Purchase Agreement, dated December 10, 2014, by and among IGI Laboratories, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

99.1	Press release issued by IGI Laboratories, Inc., dated December 17, 2014, announcing closing of convertible senior notes due 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI Laboratories, Inc.

By:	/s/ Jenniffer Collins
Jenniffer Collins
Chief Financial Officer

Date: December 17, 2014